Exhibit 10.24

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (together with all signed Project Proposal and signed Change Orders, the “Agreement”) is made and entered into as of this January 4th, 2021 (the “Effective Date”) by and between

PLUS THERAPEUTICS, INC., a Delaware Corporation, having its offices at 4200 Marathon Blvd., Suite 200, Austin, Texas 78756 (“PLUS THERAPEUTICS”)

And

PIRAMAL PHARMA SOLUTIONS, INC., (together with its Affiliates “Piramal”), having its principal place of business at 1500 Bull Lea Road, Lexington, KY 40511, USA.

Within this Agreement, PLUS THERAPEUTICS and Piramal hereinafter may be referred individually as a “Party” or collectively as the “Parties”.

WHEREAS:

A.	PLUS THERAPEUTICS is engaged in the discovery, clinical development and manufacture of pharmaceutical products;
B.	Piramal is engaged in the business of Developing, Manufacturing, and supplying pharmaceutical products and/or providing pharmaceutical related services;
C.

PLUS THERAPEUTICS desires to engage Piramal to perform certain Services related to the Development, Manufacture and supply of the Product(s), pursuant to the terms and conditions set forth herein and in Project Proposals; and Piramal desires, subject to the terms and conditions in this Agreement and the Project Proposals, to perform such Services for PLUS THERAPEUTICS; and

D.

The Parties contemplate that this Agreement will lead to clinical and commercial supply agreements for PLUS THERAPEUTICS Products (“Supply Agreements”). Therefore, the Parties intend to negotiate in good faith and execute Supply Agreements (or an amendment hereto) that provide for the manufacture of future clinical and commercial supply needs for PLUS THERAPEUTICS.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION CONTAINED HEREIN, THE EXCHANGE, RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.	AGREEMENT STRUCTURE
1.1

From time to time, PLUS THERAPEUTICS may want Piramal to provide certain Development or Manufacturing Services (as defined below). This Agreement contains general terms and conditions under which PLUS THERAPEUTICS would engage Piramal and under which Piramal would provide Services. PLUS THERAPEUTICS and Piramal must complete and execute a “Project Proposal” before any Services are provided.

2.	DEFINITIONS

Unless this Agreement expressly provides otherwise, the following terms herein, whether used in the singular or plural, will have the meanings set forth below:

2.1

“Additional Equipment” means the Equipment, if any, identified in a Project Proposal as to be provided by PLUS THERAPEUTICS or purchased or otherwise acquired by Piramal at PLUS THERAPEUTICS’s expense.

2.2

“Affiliate” means, with respect to a Party, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such Party. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

2.3	“API/Drug Substance” means the active pharmaceutical ingredient or any intermediate thereof identified in a Project Proposal.
2.4

“Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidance, and requirements of any Authority, and any other applicable laws and regulations, as amended from time to time.

2.5

“Authority” means any government regulatory authority with jurisdiction over the Manufacture of Product or use of Product in the intended country of use, including, without limitation, the FDA, PMDA and the EMEA.

2.6	“Batch” means a specific quantity of Product that is intended to be of uniform character and quality and is produced during the same cycle of Manufacture as defined by the applicable Batch record.
2.7

“Batch Documentation” means the documents and other records that are produced in connection with the Manufacture of a particular Batch and/or lot. Batch Documentation includes master manufacturing formula, a listing of raw materials and corresponding specifications, packaging and storage instructions, testing requirements and exception documentation, such as deviations, failures, out-of-specification investigation reports, non-conforming material reports and additional documentation which may have been generated and/or processed as part of the production record of the Batch.

2.8	“Certificate of Analysis” or “CoA” means a document, signed by an authorized representative of Piramal, describing Specifications for, and testing methods applied to, Product, and the results thereof.
2.9

“Certificate of Compliance” or “CoC” means a document, signed by an authorized representative of Piramal, attesting that a particular Batch was Manufactured in accordance with cGMP, Applicable Law, and the Specifications.

2.10	“cGMP” means the current good manufacturing practices applicable to the Manufacture of Product pursuant to Applicable Law in effect as of the date of Manufacture of a particular Batch of Product.
2.11	“Change Order” means a document mutually approved in writing by both Parties in accordance with the procedures set forth in Section 5.2, substantially in the form attached hereto as Exhibit 2.
2.12

“Commercially Reasonable Efforts” with respect to the Services pursuant to this Agreement or any Project Proposal, the reasonable efforts and resources used by a reputable biopharmaceutical contract manufacturing organization for Products of similar nature, complexity, and developmental stage in the same or similar circumstances;

2.13	“Confidential Information” has the meaning set forth in Section 12.
2.14

“Development” or “Developed” means any and all activities relating to research, non-clinical, preclinical and clinical trials, toxicology testing, statistical analysis, publication and presentation of research and study results and reporting, preparation and submission of applications (including any CMC-related information) for regulatory approval of a product, necessary or reasonably useful or otherwise requested or required by a regulatory authority as a condition or in support of obtaining or maintaining all regulatory approvals for such product. For clarity, “Development” shall not include any activities included within the Manufacturing of a product.

2.15	“EMEA” means the European Medicines Evaluation Agency and any successor agency having substantially the same functions.
2.16

“Equipment” means any current operating equipment or machinery owned and maintained by Piramal, required specifically for the purpose of providing Services herein, used by Piramal in the Development and/or Manufacture of Product.

2.17	“Facility” or “Facilities” [***]
2.18	“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.
2.19	“FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§321 et seq., as amended from time to time.
2.20	“Force Majeure’’ has the meaning set forth in Section 16.7.
2.21

“Invention” means any intellectual property developed by either Party in connection with the Product or Services expressly covered under this Agreement, including (but not limited to) relating to the Development, formulation, Manufacturing, filling, processing, packaging, analyzing or testing the Product expressly covered under this Agreement.

2.22

“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product, including without limitation, the manufacturing, processing, quality control testing, release or storage of Product.

2.23

“Manufacturing Process” means any and all processes (or any step in any process) used or planned to be used by Piramal to Manufacture Product in its final form, as evidenced in the Batch records and/or Development reports.

2.24	“Piramal Indemnitee” has the meaning set forth in Section 13.2.
2.25

“Piramal Technology” means all intellectual property and embodiments thereof owned by or licensed to Piramal as of the date hereof or developed by Piramal other than in connection with the Product or Services expressly covered under this Agreement.

2.26	“PLUS THERAPEUTICS Indemnitee” has the meaning set forth in Section 13.1.
2.27	“PLUS THERAPEUTICS Materials” means the materials identified in a Project Proposal as being provided by PLUS THERAPEUTICS.
2.28

“PLUS THERAPEUTICS Technology” means all intellectual property and embodiments thereof, including, without limitation, all rights throughout the world to any copyright, patent, trademark, or other right to all ideas, inventions, products, programs, procedures, process, formats, and other materials of any kind, owned by or licensed to PLUS THERAPEUTICS prior to or as of the date hereof or developed solely by PLUS THERAPEUTICS or jointly with Piramal in connection with the Developing, formulating, Manufacturing, filling, processing, packaging, analyzing or testing of the Product or directly related to the Services to be rendered by Piramal or its subcontractors pursuant to this Agreement.

2.29

“Process Inventions” means any Invention that relates exclusively to the Piramal Technology or relates to developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing pharmaceutical products generally.

2.30	“Product” means any (a) API/Drug Substance, or (b) drug product comprised of API/Drug Substance, or (c) intermediate(s) of (a) or (b), in each case as specified in the applicable Project Proposal.
2.31	“Project Proposal” means a written work order for the performance of Services by Piramal under this Agreement which is attached hereto as Exhibit 1.
2.32	“Quality Technical Agreement” or “QTA” means the quality assurance provisions to be signed by both Parties in connection with Services rendered pursuant to cGMP.
2.33	“Records” has the meaning set forth in Section 5.5.
2.34	“Retention Period” has the meaning set forth in Section 5.5.
2.35

“Services” means the Development, Manufacturing and/or other services to be performed by or on behalf of Piramal, as described in a Project Proposal and initiated by PLUS THERAPEUTICS through issuance of a purchase order.

2.36

“Specifications” means a set of criteria that are provided by or approved by PLUS THERAPEUTICS to which Product should be considered acceptable by PLUS THERAPEUTICS in fulfillment of Piramal’s obligations under this Agreement, as such criteria are amended or supplemented from time to time by PLUS THERAPEUTICS in writing and agreed upon by Piramal.

2.37

“Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

3.	SERVICE PERFORMANCE
3.1

Piramal will perform the Services in strict accordance with the terms and conditions of this Agreement. Piramal will use its best efforts to provide the Facilities, supplies and staff necessary to perform the Services in accordance with the timetable(s) specified in a Project Proposal. Piramal agrees to use Commercially Reasonable Efforts to perform the Services.

3.2

Upon the Effective Date of this Agreement, the Parties shall commence with implementation of the Project Proposal attached here to as Exhibit 1 (as the same may be amended or modified pursuant hereto, the “Scope of Work”) for the performance of the Services described therein. As may be necessary from time to time. additional Services may be included and made part of the Project Proposal provided that any such additional activities are (1) included in a written supplemental exhibit that is sequentially numbered (e.g., Exhibit 1-A, 1-B, etc.), (2) specifically makes reference to this Agreement, (3) incorporates the terms and conditions hereof by reference, and (4) includes a detailed description of the additional Services to be performed, the pricing, and a signature block for both Parties. Once executed by the Parties, each additional exhibit shall be deemed part of, subject to and governed by the Agreement. In the event of any conflict between the Project Proposal and this Agreement, the terms of this Agreement shall prevail.

3.3	[***]. All Project Proposals under this Agreement are provided with the following key assumptions:
(i)	PLUS THERAPEUTICS will provide the API and reference standards to support all activities.
(ii)

The process can be accommodated in Piramal’s facility without any serious health, safety or environmental concerns. If new information surfaces during the course of the project signals a concern, the Parties will promptly discuss and mutually agree on a path forward.

(iii)

Should any out-of-scope activities arise during the project, separate proposals will be prepared for PLUS THERAPEUTICS’s approval. No activities will be carried out without PLUS THERAPEUTICS’s written authorization.

(iv)	the exchange of information for approval of documents will take not more than forty-eight (48) hours following receipt (e.g. MBR, BPR, specifications, etc.).
(v)	[***].
(vi)	[***].
(vii)	[***].
3.4

Each Party will appoint a “Technical Contact” or number of “Technical Contacts” having primary responsibility for day-to-day interactions with the other Party for the Services under each Project Proposal. The Technical Contacts shall be identified at the start of each Project Proposals. Any change to a Technical Contact will be identified in writing to the other Party. Each Party will use reasonable efforts to provide the other Party with at least thirty (30) days prior written notice of any change in that Party’s Technical Contact. Except for notices or communications required or permitted under this Agreement, which shall be subject to Section 16.10 below, all communications between Piramal and PLUS THERAPEUTICS regarding the conduct of the Services under a Project Proposal will be addressed to the Party’s relevant Technical Contact.

3.5	The Parties will hold project team meetings via teleconference, videoconference or in person, on a periodic basis as agreed by the Technical Contacts.
3.6

With PLUS THERAPEUTICS’s prior written consent, Piramal may subcontract the performance of certain of its obligations under this Agreement to qualified third parties, provided that (a) the third parties perform the activities in a manner consistent with this Agreement and the applicable Project Proposal, (b) Piramal remains liable and solely responsible for the permitted subcontractor’s performance, and (c) Piramal causes any such permitted subcontractor to be bound in writing by, and to comply with, all confidentiality, intellectual property, quality assurance, regulatory and other obligations and requirements of Piramal set forth in this Agreement.

3.7	Piramal will promptly notify PLUS THERAPEUTICS if Piramal has reason to believe that it will be unable to perform or complete the Services under a Project Proposal.
3.8	[***].
4.	MATERIALS AND EQUIPMENT
4.1

Unless otherwise agreed in a Project Proposal, Piramal will procure all materials to be used by Piramal in the performance of Services under any given Project Proposal other than the PLUS THERAPEUTICS Materials indicated in such Project Proposal. PLUS THERAPEUTICS or its designees will provide Piramal with the PLUS THERAPEUTICS Materials. Piramal agrees (a) to account for all PLUS THERAPEUTICS Materials, (b) not to provide PLUS THERAPEUTICS Materials to any third party (including permitted subcontractors) without the express prior written consent of PLUS THERAPEUTICS, (c) not to use PLUS THERAPEUTICS Materials for any purpose other than conducting the Services under the applicable Project Proposal, and (d) to destroy or return to PLUS THERAPEUTICS all unused quantities of PLUS THERAPEUTICS Materials according to PLUS THERAPEUTICS’s written directions. Any cost related to such destruction shall be borne by PLUS THERAPEUTICS. Further, Piramal agrees not to analyze, characterize, modify or reverse engineer any PLUS THERAPEUTICS Materials or take any action to determine the structure or composition of any PLUS THERAPEUTICS Materials unless and to the extent required under the applicable Project Proposal.

4.2

PLUS THERAPEUTICS will at all times retain title to and ownership of the PLUS THERAPEUTICS Materials, Product and any work in process at each and every stage of the Manufacturing Process. Piramal will at all times exercise due care and take such measures as are required to protect the PLUS THERAPEUTICS Materials, Product and any work in process from risk of loss or damage at all stages of the Manufacturing Process. Piramal will ensure that PLUS THERAPEUTICS Materials, Product and any work in process remain free and clear of any liens or encumbrances. Piramal will promptly notify PLUS THERAPEUTICS if at any time it believes any PLUS THERAPEUTICS Materials or Product have been damaged, lost or stolen. [***].

4.3

Unless otherwise specified in a Project Proposal, Piramal will procure all Equipment necessary to perform the Services, except in such cases where the PLUS THERAPEUTICS will supply the Equipment, if any. The cost of the Equipment to be purchased by Piramal shall be paid by PLUS THERAPEUTICS to Piramal, before such purchase, or as stated in the Project Proposals. [***]. Title to the Equipment will remain with PLUS THERAPEUTICS and Piramal will ensure that the Equipment is properly labeled and remains free and clear of any liens or encumbrances. At PLUS THERAPEUTICS’s request, the Equipment will be returned to PLUS THERAPEUTICS, or to its designee. Any maintenance costs for the Equipment shall be the responsibility of the PLUS THERAPEUTICS. Piramal shall provide invoices or other relevant documents substantiating any maintenance expense incurred at the request of the PLUS THERAPEUTICS. Piramal will promptly notify PLUS THERAPEUTICS if at any time it believes any Additional Equipment has been damaged, lost or stolen. [***].

4.4	All materials and consumables procured by Piramal for the purpose of Manufacturing the Product will be charged at actual invoice cost plus a [***] procurement fee.
5.	DEVELOPMENT AND MANUFACTURE OF PRODUCT
5.1

Piramal will perform all Services at the Facility, and will hold at the Facility all Equipment, PLUS THERAPEUTICS Materials and other items used in the Services. Piramal may change the location of the Facility or use any additional facility for the performance of Services providing PLUS THERAPEUTICS is given at least [***] prior written notice, and receiving PLUS THERAPEUTICS’s prior written consent, which consent will not be unreasonably withheld or delayed. The Parties agree that it will be reasonable for PLUS THERAPEUTICS to withhold such consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be. Piramal will maintain the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of cGMP and Applicable Law.

5.2

The scope of Services under a Project Proposal may be changed only through a written change order signed by both Parties (“Change Order”) in substantially the form attached hereto as Exhibit 2. If a change to a Project Proposal is identified by a Party, that Party will notify the other Party as soon as is reasonably possible. Piramal will provide PLUS THERAPEUTICS with a Change Order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Project Proposal within approximately ten (10) business days of receiving or providing such notice. If the Change Order is not acceptable to PLUS THERAPEUTICS, the Parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. [***]

5.3

Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in writing in advance by PLUS THERAPEUTICS and will be made in accordance with the provisions of the relevant QTA (if applicable).

5.4

If provided for in the Project Proposal, Piramal may take and retain, for such period and in such quantities as may be required by cGMP and the relevant QTA, samples of Product from the Manufacturing Process produced under this Agreement. Further, Piramal will submit such samples to PLUS THERAPEUTICS, upon PLUS THERAPEUTICS’s written request and at PLUS THERAPEUTICS’s sole cost and expense.

5.5

Piramal will keep complete and accurate records, including, without limitation, reports, accounts, notes, data, and records of all information and results obtained from performance of Services (collectively, the “Records”). All Records will be the sole property of PLUS THERAPEUTICS. Upon PLUS THERAPEUTICS’s written request, Piramal will promptly provide PLUS THERAPEUTICS with copies of such Records. Piramal will not transfer, deliver or otherwise provide any such Records to any third party, without the prior written approval of PLUS THERAPEUTICS. While in the possession or control of Piramal, Records will be made available for inspection, examination and copying by or on behalf of PLUS THERAPEUTICS. All original Records of the Development and Manufacture of Product hereunder will be retained and archived by Piramal in accordance with the QTA between PLUS THERAPEUTICS and Piramal or in accordance with Applicable Laws, whichever period is greater (the “Retention Period”). Following the Retention Period, Piramal will not destroy the Records without first giving PLUS THERAPEUTICS written notice and the opportunity to further store the Records at PLUS THERAPEUTICS’s expense.

5.6

Should the PLUS THERAPEUTICS wish to cancel or reschedule any Services, then PLUS THERAPEUTICS and Piramal shall meet to discuss the financial impact of the cancelled or rescheduled services and any associated non-cancellable expenses that Piramal may need to charge PLUS THERAPEUTICS. If the cancelled or rescheduled services include cancellation of cGMP manufacturing slots then PLUS THERAPEUTICS will reimburse Piramal for the per batch costs as follows:

Notification Prior to Date of Manufacture	Cancellation Fee Payable (% of Total Batch Cost)	Reschedule Fee Payable (% of Total Batch Cost)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
6.	PRODUCT AND PROCESS ACCEPTANCE
6.1

Any Product to be Manufactured hereunder will be Manufactured in accordance with the Manufacturing Process approved by PLUS THERAPEUTICS and, unless otherwise stated in the applicable Project Proposal, cGMP. Each Batch of Product will be sampled and tested by Piramal against the Specifications. The quality assurance department of Piramal will review the Batch Documentation for such Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

6.2

If, based upon such tests, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable as specified under a Project Proposal) and the Manufacturing Process, then a CoC will be completed and approved by the quality assurance department of Piramal. Complete and accurate Batch Documentation for each Batch of Product will be delivered to PLUS THERAPEUTICS.

6.3

If the Parties disagree as to whether a Batch of Product conforms to the applicable Specifications, the respective Technical Contact of the Parties will attempt to resolve any such disagreement in good faith and PLUS THERAPEUTICS and Piramal will follow their respective standard operating procedures to determine the conformity of the Batch of Product to cGMP (if applicable), the Manufacturing Process and to the Specifications.

6.4

A Batch of Product that fails to conform to the Specifications is a defective product (“Defective Product”). Each Defective Product will be subject of an investigation to be performed in accordance with the Quality Agreement (“Batch Investigation”). The responsibility for the costs associated with each Batch Investigation will be determined based on the outcome of the investigation conducted by the Parties’ respective quality professionals in accordance with the Quality Agreement. The Batch Investigation will endeavor to determine the root cause of the failure to meet the Specifications and the corrective measures to be taken in the Manufacture of future Batches of Product, as appropriate, to minimize of chances of or prevent the same type of root cause from happening again. [***]:

(a)	[***]; or
(b)	[***]; or
(c)	[***].
6.5

To the extent the cause of the Defective Product is not attributable to Piramal’s negligent act or omission or Piramal’s willful misconduct, then all such rework or re-manufacture of Product shall be performed at PLUS THERAPEUTICS cost and expense, including the costs of PLUS THERAPEUTIC Materials. If the Defective Product

is attributable to an act or omission of Piramal, then such rework or re-manufacture of Product, shall be performed at Piramal’s cost and expense, including the cost of replacing the PLUS THERAPEUTICS Materials. For the avoidance of doubt, the original Manufactured Product shall be paid in full by PLUS THERAPEUTICS to Piramal. In the event of re-manufacture, PLUS THERAPEUTICS may use the Defective Product for research and development purposes only.  [***]

7.	SHIPPING AND DELIVERY
7.1

Piramal agrees not to ship Product to PLUS THERAPEUTICS or its designee until it has received a written approval to release and ship from PLUS THERAPEUTICS. Shipping will be in accordance with the instructions for shipping and packaging specified by PLUS THERAPEUTICS in writing in the applicable Project Proposal or as otherwise agreed to in writing by the Parties. Delivery terms are FCA (Incoterms 2017) [***]. A bill of lading will be furnished to PLUS THERAPEUTICS with respect to each shipment.

Unless otherwise agreed to in writing by the Parties hereto, Piramal shall provide Product to a common carrier designated in writing by PLUS THERAPEUTICS. Product shall be prepared for shipment by Piramal in a manner designated in writing by PLUS THERAPEUTICS. [***]

7.2

PLUS THERAPEUTICS will promptly notify Piramal in writing of loss, damage, defects or non-delivery of any part of a Product shipment after delivery of such shipment to PLUS THERAPEUTICS, or its designee, and if any loss, damage, defects or partial non-delivery are not evident to PLUS THERAPEUTICS at the time of delivery, such notification by PLUS THERAPEUTICS to Piramal will be made no later than [***] days after delivery.

8.	PRICE AND PAYMENTS
8.1	The currency and price of Product and/or the fees for the performance of Services will be set forth in the applicable Project Proposal.
8.2

Piramal will invoice PLUS THERAPEUTICS according to the payment schedule in the applicable Project Proposal. Each invoice will include the information contained in the compensation section of the Project Proposal. Payment of undisputed invoices will be due thirty (30) days after receipt of the invoice by the relevant PLUS THERAPEUTICS contact specified in the applicable Project Proposal. For undisputed invoices if payment is not made within [***] calendar days after the due date, Piramal shall have the right to charge interest at [***] percent per calendar month or part thereof, until payment is received.

8.3

Piramal will keep accurate financial records of all Services performed and invoice calculations, and, upon the request of PLUS THERAPEUTICS, will permit PLUS THERAPEUTICS or its duly authorized agents to examine such records during normal business hours for the purpose of verifying the accuracy of all such calculations.

8.4

Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services hereunder (other than any taxes based upon the income of Piramal) will be borne by PLUS THERAPEUTICS.

9.	REPRESENTATIONS AND WARRANTIES
9.1	Piramal represents and warrants that:
(a)	Piramal is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)

The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Piramal, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)

Piramal is under no contractual or other obligation or restriction that is inconsistent with Piramal’s execution or performance of this Agreement. Piramal will not enter into any agreement, either written or oral, that would conflict with Piramal’s responsibilities or that would otherwise prevent Piramal from performing its obligations under this Agreement or a Project Proposal.

(d)

The Services will be performed with requisite care, skill and diligence, in accordance with Applicable Law, industry standards and this Agreement, and by individuals who are appropriately trained and qualified.

(e)

To the best of Piramal’s knowledge, the Services will not infringe the intellectual property rights of any third party and Piramal will promptly notify PLUS THERAPEUTICS in writing should it become aware of any claims asserting such infringement.

(f)

At the time of delivery to PLUS THERAPEUTICS, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP (if applicable) and Applicable Law, the Manufacturing Process, and Specifications, and (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law, unless PLUS THERAPEUTICS requests delivery to occur ahead of the results of product testing are available

(g)

Neither Piramal, its officers nor any person used by Piramal to perform Services (i) has been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or (iii) has been convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Piramal agrees to inform PLUS THERAPEUTICS in writing promptly if Piramal or any person who is performing Services is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Piramal’s knowledge, is threatened.

9.2	PLUS THERAPEUTICS represents and warrants that:
(a)	PLUS THERAPEUTICS is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)

The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of PLUS THERAPEUTICS, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)

PLUS THERAPEUTICS is under no contractual or other obligation or restriction that is inconsistent with PLUS THERAPEUTICS’s execution or performance of this Agreement. PLUS THERAPEUTICS will not enter into any agreement, either written or oral, that would conflict with PLUS THERAPEUTICS’s responsibilities or that would otherwise prevent PLUS THERAPEUTICS from performing its obligations under this Agreement or a Project Proposal.

(d)

To the best of PLUS THERAPEUTICS’s knowledge, the use of PLUS THERAPEUTICS Technology as contemplated in the Services will not infringe the intellectual property rights of any third party and PLUS THERAPEUTICS will promptly notify Piramal in writing should it become aware of any claims asserting such infringement.

(e)

Neither PLUS THERAPEUTICS, its officers nor any person used by PLUS THERAPEUTICS to exercise rights or discharge obligations hereunder (i) has been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or (iii) has been convicted of a criminal offense related to healthcare items or services, or is subject to any such pending action. PLUS THERAPEUTICS agrees to inform Piramal in writing promptly if PLUS THERAPEUTICS or any person who is exercising rights or discharging obligations hereunder is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of PLUS THERAPEUTICS’s knowledge, is threatened.

9.3

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

9.4

Limitation of Liability. EXCEPT FOR DAMAGES RESULTING FROM (1) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (2) BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 12; (3) INFRINGEMENT OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR (4) EITHER PARTY’S INDEMNIFICATION OBLIGATIONS, NOTWITHSTANDING THE FOREGOING, PIRAMAL’S TOTAL LIABILITY UNDER THIS AGREEMENT, INCLUDING IN CONNECTION WITH THE PERFORMANCE OF ANY SERVICES OR PROVISION OF ANY PRODUCT, SHALL IN NO EVENT EXCEED [***]. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF

REVENUES, PROFITS OR DATA, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [***].
10.	COMPLIANCE WITH GOVERNMENT REGULATIONS; REGULATORY MATTERS; QUALITY AGREEMENT
10.1

Each Party will comply with all applicable governmental laws, ordinances, rules and regulations in the performance of its respective obligations in connection with this Agreement. Piramal shall obtain and maintain all permits and licenses with respect to general facility operations in the jurisdiction in which Piramal performs the services. PLUS THERAPEUTICS shall be responsible at its cost to obtain and maintain all other regulatory approvals, authorizations, certifications and permits relating to PLUS THERAPEUTICS Materials and the Product, including without limitation those relating to the import, export, use, distribution and sale of PLUS THERAPEUTICS Materials and the Product. PLUS THERAPEUTICS shall reimburse Piramal for any payments Piramal is required to make to any regulatory authority resulting directly from Piramal’s formulation, Development, Manufacturing, processing, filling, packaging, storing or testing of the Product or PLUS THERAPEUTICS Materials (including without limitation any payments or fees Piramal is required to make pursuant to the PDUFA or GDUFA). Piramal shall not be obligated to perform any services which would involve any countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom or United States. Piramal will perform the Services or Manufacture the Product in accordance with the written Specifications and instructions expressly set forth or referenced in this Agreement, cGMP or current Good Laboratory Practices, as applicable.

10.3

Piramal will permit PLUS THERAPEUTICS or its representatives to be present on site during any visit or inspection by any Authority of the Facility (to the extent it relates to any Product or to the Manufacturing Process). Piramal will give as much advance notice as possible to PLUS THERAPEUTICS of any such visit or inspection. Piramal will provide to PLUS THERAPEUTICS a copy of any report or other written communication received from any Authority within twenty-four (24) hours after receipt thereof, and will consult with and require approval from, PLUS THERAPEUTICS before responding to each such communication. Piramal will provide PLUS THERAPEUTICS with a copy of its final responses within [***] business days after submission thereof.

10.4

Promptly following the execution of this Agreement, and in any event no later  than  [***] days  following the Effective Date, the Parties shall agree upon a quality agreement containing, among other provisions, quality assurance provisions for the Manufacture of Product, the respective roles of PLUS THERAPEUTICS and Piramal in these processes, the standards and procedures for the handling of any deviations from the usual quality standards or release requirements, the allocation of responsibilities for reporting these matters, regulatory matters (i.e., regulatory authority communications, regulatory compliance, adverse event reporting, etc), PLUS THERAPEUTICS’ right to perform inspections and audits,   and related subjects (“Quality Agreement”).

11.	TERM AND TERMINATION
11.1

This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section, will remain in effect for five years (5) years. Thereafter, this Agreement will automatically renew for successive [***] terms unless either Party notifies the other Party not later than [***] months in advance of the original term or any additional renewed term the intention to terminate this Agreement; provided, however that any such non-renewal will not affect any valid Project Proposal until the expiration or termination of such Project Proposal.

11.2	PLUS THERAPEUTICS may terminate this Agreement at any time and for any reason upon thirty (30) days’ prior written notice, or
11.3

Either Party may terminate this Agreement upon thirty (30) days’ prior written notice if there has been a material breach of this Agreement and this breach is not cured during the notice period; or either Party files for bankruptcy, insolvency, or proceedings for liquidation has commenced against it.

11.4	Upon termination or expiration of this Agreement or any Project Proposal, or at any time upon PLUS THERAPEUTICS’ written request:
(a)

Piramal and PLUS THERAPEUTICS will meet promptly to develop a plan for closing down the services being performed pursuant to any applicable Project Proposal, which may include transferring any remaining tasks, responsibilities, or Technology to another contract manufacturing organization in accordance with Section 11.4(b); and

(b)	[***]; and

(c)

PLUS THERAPEUTICS (i) will purchase from Piramal any existing inventories of Product conforming to the Specifications and Manufactured, in accordance with cGMP (if applicable) and the Manufacturing Process, at the price for such Product set forth in the applicable Project Proposal, and (ii) [***], or (y) direct Piramal to dispose of such material at PLUS THERAPEUTICS’s cost; and

(d)

Within thirty (30) days after the termination of any Project Proposal, Piramal will provide to PLUS THERAPEUTICS a written itemized statement of all work performed by it in connection with the terminated Project Proposal, an itemized breakdown of the costs associated with that work, and a final invoice for such Project Proposal [***]; and

(e)	Each Party will promptly return the other Party’s Confidential Information upon request; and
(f)

Any rights and obligations of the Parties that by their terms survive termination or expiration of this Agreement or of any Project Proposal, including, without limitation, the Record retention (Section 5.4), representations and warranties (Section 9), confidentiality (Section 12), indemnification (Section 13), and intellectual property rights (Section 15) provisions of this Agreement, will survive termination or expiration.

12.	CONFIDENTIALITY

12.1“Confidential Information” means any and all information and data including (but not limited to) scientific, technical, trade or business information which is disclosed by one Party (“Disclosing Party) to the other (“Receiving Party”) and which is treated by the Disclosing Party as confidential or proprietary. Confidential Information does not include information that (a) is in possession of the Receiving Party at the time of disclosure, as reasonably demonstrated by written records and without obligation of confidentiality, (b) is or later becomes part of the public domain through no fault of the Receiving Party, (c) is received by the Receiving Party from a third party without an obligation of confidentiality to the Disclosing Party, or (d) is developed independently by or on behalf of the Receiving Party without use of, reference to, or reliance upon the Disclosing Party’s Confidential Information. The Disclosing Party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure all such Confidential Information that is disclosed in writing or other tangible form; provided, however, that Disclosing Party’s failure to label or identify any information as “confidential” will not excuse the Receiving Party’s performance of its obligations hereunder. Confidential Information of Piramal includes, but is not limited to, Piramal Technology, whether or not labeled confidential. Confidential Information of PLUS THERAPEUTICS includes, but is not limited to, any information or documentation developed for PLUS THERAPEUTICS by Piramal under any Project Proposal and PLUS THERAPEUTICS Technology, whether or not labeled confidential.

12.2

Each Receiving Party agrees (a) to keep confidential the Confidential Information of the Disclosing Party and the terms of this Agreement, (b) not to disclose the Disclosing Party’s Confidential Information to any third party without the prior written consent of such Disclosing Party, and (c) to use such Confidential Information only as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it hereunder. A Receiving Party, however, may disclose (i) Confidential Information of the disclosing Party to its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by the same obligation of confidentiality and restriction on use hereunder, (ii) Inventions to the extent required to exploit its rights under Section 15 of this Agreement, and (iii) Confidential Information of the Disclosing Party to the extent such disclosure is required to comply with Applicable Law or to defend or prosecute litigation; provided, however, that in the case of (iii) only, the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure. [***].

12.3

Except to the extent required by Applicable Law, neither Party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed.

13.	INDEMNIFICATION
13.1

Piramal will indemnify and hold harmless PLUS THERAPEUTICS, its Affiliates and their respective officers, directors, employees and agents (each a “PLUS THERAPEUTICS Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorney’s fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any PLUS THERAPEUTICS Indemnitee by any third party based on, arising out of, or resulting from, any (a) breach by Piramal of its representations, warranties or covenants hereunder; or (b) negligent act or omission or the willful misconduct of any Piramal Indemnitees (as defined in Section 13.2 below) in performing obligations under this Agreement (which includes a resulting third party personal injury, illness, or death, or loss or damage to third party property); or (d) infringement of any third party intellectual property arising from or in connection with the use of Piramal’s intellectual property pursuant to this Agreement; except to the extent in each case that the Loss in question resulted from the gross negligence or willful misconduct of, or material breach of this Agreement by, a PLUS THERAPEUTICS Indemnitee or any of its or their representatives.

13.2PLUS THERAPEUTICS will indemnify and hold harmless Piramal, its Affiliates and their respective officers, directors, employees and agents (each a “Piramal Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Piramal Indemnitee by any third party based on, or arising out of, or resulting from (a) the use of the Product, except to the extent that such damages are within the scope of the indemnification obligation of Piramal under Section 13.1, (b) breach by PLUS THERAPEUTICS of its representations, warranties or covenants hereunder, or (c) or any intellectual property, materials or other information provided by PLUS THERAPEUTICS to Piramal, or in connection with any Product or Service provided by Piramal to PLUS THERAPEUTICS pursuant to this Agreement, except in connection with any Piramal Technology, (d) any negligent act or omission or the willful misconduct of any PLUS THERAPEUTICS Indemnitees in performing obligations under this Agreement; except to the extent in each case that the Loss in question resulted from the gross negligence or willful misconduct of, or material breach of this Agreement by, a Piramal Indemnitee or any of its or their representatives.

13.3

Each Party’s agreement to indemnify, defend, and hold the other harmless is conditioned on the indemnified Party (“Indemnitee”): (a) providing written notice to the indemnifying Party (“Indemnitor”) of any claim, demand, or action arising out of the indemnified activities as soon as practicable after an officer of the Indemnitee has knowledge of such claim, demand, or action, provided that, failure or delay to provide such notice by the Indemnitee shall not relieve the Indemnitor of its obligations hereunder unless the failure or delay materially impairs the Indemnitor’s ability to defend against the Third Party claim or demand; (b) permitting the Indemnitor to assume full responsibility and costs to investigate, prepare for, and defend against any such claim or demand with counsel of the Indemnitor’s choice; (c) assisting the Indemnitor, at the Indemnitor’s reasonable expense, in the investigation of, preparation for, and defense of any such claim or demand; and (d) not compromising or settling such claim or demand without the Indemnitor’s written consent said consent shall not be unreasonably delayed or denied. Indemnitor shall not settle or compromise any claim without the other Party’s prior written approval, which will not be unreasonably withheld, delayed or conditioned. The Indemnitee shall have the right to be represented by its own counsel at its own cost in such matters.

14.	INSURANCE
14.1	Piramal will secure and maintain in full force and effect throughout the term of this Agreement insurance with coverage and minimum policy limits set forth as follows:
(a)	[***] coverage at least [***].
(b)	[***], exclusive of the coverage provided by the Comprehensive General Liability policy, with a per occurrence limit of at least [***] and an aggregate limit of at least [***].
(c)	[***].
14.2

As specified in 4.2, PLUS THERAPEUTICS shall be responsible for insuring all PLUS THERAPEUTICS Materials or any Product containing PLUS THERAPEUTICS Materials whilst on the premises of any Piramal facility, be they in the form of raw materials, WIP or finished goods and Piramal shall be responsible for insuring all Product whilst on the premises of any Piramal facility, be they in the form of raw materials, WIP or finished goods.

14.3

Piramal will comply, at PLUS THERAPEUTICS’s expense, with reasonable requests for information made by PLUS THERAPEUTICS’s insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Piramal. In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non-disclosure as Piramal may reasonably require.

15.	INTELLECTUAL PROPERTY RIGHTS

15.1

All rights to and interests in PLUS THERAPEUTICS Technology will remain the exclusive property of PLUS THERAPEUTICS. Piramal agrees that its rights to PLUS THERAPEUTICS Technology are for the limited purpose of providing Services.

15.2

Piramal acknowledges and agrees that PLUS THERAPEUTICS shall be entitled to, and will own, all PLUS THERAPEUTICS Technology. Piramal agrees to execute such documents as PLUS THERAPEUTICS may reasonably request and to warrant and confirm PLUS THERAPEUTICS’s title to and ownership of all such results and proceeds, and to transfer and assign to PLUS THERAPEUTICS any rights which Piramal may have therein. The Parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each Party shall be solely responsible for costs associated with the protection of its intellectual property. Notwithstanding the foregoing, all Piramal Technology and Process Inventions shall be owned solely by Piramal and no right therein is granted to PLUS THERAPEUTICS under a Project Proposal.

15.3

All rights and title in all Piramal Technology shall vest solely with Piramal and PLUS THERAPEUTICS shall not have any claim on any such Piramal Technology used by Piramal in the provision of Services hereunder. In the event the PLUS THERAPEUTICS requires any portion of Piramal Technology for the purpose of using or applying the Product supplied by Piramal to PLUS THERAPEUTICS, then in such cases, Piramal shall provide a non-exclusive, royalty-free, perpetual license to the PLUS THERAPEUTICS for that portion of Piramal Technology that is required by the PLUS THERAPEUTICS to use and apply the Products covered under this Agreement.

16.	MISCELLANEOUS
16.1	Amendment. This Agreement, including any Project Proposal or purchase order issued hereunder, may only be changed by a writing signed by authorized representatives of both Parties.
16.2

Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that PLUS THERAPEUTICS may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business or Product to which this Agreement relates, (b) to the successor entity or acquirer in the event of the merger, consolidation or change of control of a Party hereto, or (c) to any Affiliate of PLUS THERAPEUTICS. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

16.3

Choice of Law and Disputes. Unless, otherwise expressly agreed in a Project Proposal this Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of Delaware, USA without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. Any disputes arising out this Agreement shall be submitted before the exclusive jurisdiction of the courts of Delaware.

16.4

Conflicts. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Project Proposal, purchase order, QTA or other form used by the Parties, the terms of this Agreement will control.

16.5	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
16.6

Entire Agreement; Supply Agreements. This Agreement constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Parties. Notwithstanding the foregoing, following the execution of this Agreement, the Parties shall negotiate in good faith Supply Agreements (and/or an amendment hereto) reflecting the Parties understanding as to (i) minimum annual ordering obligations of PLUS THERAPEUTICS for the Manufacture of clinical and/or commercial supply of PLUS THERAPEUTICS Products; (ii) the pricing and payment terms in connection therewith; and (iii) the establishment of procedures for the forecasting of PLUS THERAPEUTICS ordering of its Products, among other things.

16.7

Force Majeure. Except as otherwise expressly set forth in this Agreement, neither Party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”). The Party affected by any event of force majeure will promptly notify the other Party, explaining the nature, details and expected duration thereof. Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and to notify the other Party of the cessation of any such event. A Party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch. If a Party anticipates that an event of force majeure may occur, such Party will notify the other Party of the nature, details and expected duration thereof. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.

16.8

Headings; Construction. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Both Parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either Party.

16.9	No Partnership or Employment Relationship. This Agreement does not create a partnership or employment relationship between PLUS THERAPEUTICS and the Piramal.
16.10

Notices. All notices or other communications which are required or permitted hereunder will be made in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Piramal, to:	If to PLUS THERAPEUTICS to:
Piramal Pharma Solutions, Inc.	Plus Therapeutics, Inc:
1500 Bull Lea Road, Suite 250, Lexington, KY 40511, USA	4200 Marathon Blvd., Suite 200, Austin, Texas 78756
Attn: Site Head	Attn: Chief Executive Officer Telephone
Telecopier No: +1 859 977 8590	Telephone:
Copy of the letter to be sent to: legal.department@piramal.com	Copy of the letter to be sent to:

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by telecopier on a business day, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier, or (c) on the third business day following the date of mailing, if sent by first class mail.

16.11

Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. The Parties will use their reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the Parties. The foregoing will not apply to provisions relating to price and payment hereunder.

16.12

Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

For and on behalf of	For and on behalf of
PLUS THERAPEUTICS	PIRAMAL PHARMA SOLUTIONS, INC.
Signature: /s/ Andrew Sims	Signature: /s/ Robert E. Munday
Name: Andrew Sims	Name: Robert E. Munday
Designation: Vice President / Chief Financial Officer	Designation: Vice President / Site Head